EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934
and 18 U.S.C. Section 1350

Tannin Fuja, Ph.D., President and Chief Executive Officer of Vivakor, Inc. (the “Company”), certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 21, 2010	/s/ Tannin Fuja
Tannin Fuja, Ph.D.
President and Chief Executive Officer (Chief Accounting Officer)